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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                        STOCKHOLDER ASSUMPTION AGREEMENT

                  THIS ASSUMPTION AGREEMENT dated as of December 19, 2001 (the "Agreement") is entered into by and between Aloha Securities & Investment Company, a Hawaii limited partnership ("ASIC"), Sheridan Ing Partners Hawaii, a Hawaii limited partnership ("SIPH", and, together with ASIC, the "Stockholders"), Glenn R. Zander ("GZ") and Brenda F. Cutwright ("BC", and together with GZ, the "Executives").

                  WHEREAS Aloha Airgroup, Inc. (the "Employer") and GZ have entered into an amended and restated employment agreement made as of May 11, 1994, as amended as of December 1, 1995 and November 1, 2000 (the "GZ Employment Agreement");

                  WHEREAS the Employer and BC have entered into an employment agreement made as of January 1, 1994, as amended and restated as of January 1, 1997 (the "BC Employment Agreement" and, together with the GZ Employment Agreement, the "Employment Agreements");

                  WHEREAS the Employer has entered into a merger agreement dated as of the date hereof among Hawaiian Airlines, Inc., TurnWorks Acquisition III, Inc. and TurnWorks, Inc. (the "Merger Agreement"), pursuant to which the Employer intends to participate in the mergers described therein (the "Mergers");

                  WHEREAS, in contemplation of the Mergers, the Executives and the Employer desired to further amend the Employment Agreements and, in furtherance of that objective, the Employer and GZ entered into an employment amendment agreement dated the date hereof (the "GZ Amendment") and the Employer and BC entered into an employment amendment agreement dated the date hereof (the "BC Amendment" and, together with the GZ Amendment, the "Amendments"); and

                  WHEREAS, in order to induce the Executives to enter into the Amendments, the Stockholders have agreed to assume and pay those liabilities of the Employer under the Employment Agreements as specifically set forth herein;

                  NOW, THEREFORE, in consideration of the recitals and agreements herein contained, the parties agree as follows:

         1. EFFECTIVENESS. This Agreement shall not become effective until immediately prior to the Effective Time (as such term is defined in the Merger Agreement).

         2. TERMINATION. (a) This Agreement shall immediately terminate (without the need for any further action by any of the parties hereto) if the Merger Agreement is terminated for any reason whatsoever.

         (b) In the event of the termination of this Agreement pursuant to the provisions of this Section 2, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers, stockholders or partners, or any persons who control any of the foregoing, in respect of this Agreement.




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         3. ASSUMPTION. Each Stockholder agrees to assume, and immediately prior to the Effective Time shall assume, perform and pay, the liabilities of the Employer under the Employment Agreements with respect to:

         (a) the Separation Payment payable under Section 4(f)(ii) of each Executive's Employment Agreement; and

         (b) all payments in respect of any and all stock options granted to each Executive prior to the Date of Termination, regardless of whether or not such options have vested.

         Notwithstanding anything herein to the contrary, ASIC's maximum liability under this Agreement shall be $3,711,379 and SIPH's maximum liability under this Agreement shall be $1,237,126.

         4. SEPARATION PAYMENTS. Each of the Executives hereby agrees that the Stockholders' liability to the Executives assumed under Section 3(a) hereof shall be satisfied in full by the payment (in immediately available funds) by the Stockholders of $1,527,279 in the aggregate to GZ (the "GZ Separation Payment") and by the payment (in immediately available funds) by the Stockholders of $766,826 in the aggregate to BC (the "BC Separation Payment").

         5. STOCK OPTION PAYMENTS. Each of the Executives hereby agrees that the Stockholders' liability to the Executives assumed under Section 3(b) hereof shall be satisfied in full by the payment (in immediately available funds) by the Stockholders of $1,705,800 in the aggregate to GZ (the "GZ Stock Option Payment" and, together with the GZ Separation Payment, the "GZ Stockholders Payment") and by the payment (in immediately available funds) by the Stockholders of $948,600 in the aggregate to BC (the "BC Stock Option Payment" and, together with the BC Separation Payment, the "BC Stockholders Payment").

         6. NO OTHER CLAIMS. (a) GZ hereby acknowledges and agrees that, upon receipt of the GZ Stockholders Payment, and without prejudice to any rights GZ may have against the Employer arising out of his employment, GZ will have no additional claim whatsoever against any stockholder of the Employer.

         (b) BC hereby acknowledges and agrees that, upon receipt of the BC Stockholders Payment, and without prejudice to any rights BC may have against the Employer arising out of her employment, BC will have no additional claim whatsoever against any stockholder of the Employer:

         7. AMENDMENT. The provisions of this Agreement may not be amended, waived or modified unless such amendment, waiver or modification is in writing and signed by the parties hereto.

         8. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreements.



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         9. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Hawaii, and for all purposes governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf as of the date first written above.

                                ALOHA SECURITIES & INVESTMENT COMPANY, a
                                Hawaii Limited Partnership, by its
                                General Partner:

                                ALOHA INVESTMENT COMPANY INC., a
                                Hawaii corporation



                                    /s/ Han H. Ching
                                  ----------------------------------------
                                  Name: Han H. Ching
                                  Title: Vice President


                                SHERIDAN ING PARTNERS HAWAII, a
                                Hawaii Limited Partnership, by its General
                                Partner:

                                Louise K.Y. Ing and Richard K.M. Ing,
                                Co-Trustees  of the FLP Trust dated May 21, 1987



                                    /s/ Louise K.Y. Ing
                                  ----------------------------------------
                                  Name: Louise K.Y. Ing
                                  Title: Co-Trustee



                                    /s/ Richard K.M Ing
                                  ----------------------------------------
                                  Name: Richard K.M. Ing
                                  Title: Co-Trustee


  /s/ Glenn R. Zander
--------------------------------
Glenn R. Zander

  /s/ Brenda R. Cutwright
--------------------------------
Brenda F. Cutwright



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